EXHIBIT 10(bb)

                         AGREEMENT OF PURCHASE AND SALE


                                     BETWEEN


                             WATERFORD PARTNERSHIP,
                    A CONNECTICUT GENERAL PARTNERSHIP, SELLER


                                       AND


                              CASE VENTURES, INC.,
                       AN OKLAHOMA CORPORATION, PURCHASER




                                TABLE OF CONTENTS

                                                                                                               Page

Article I.        Property........................................................................................1

Article II.       Purchase Price and Deposits ....................................................................4

Article III.      Failure to Close................................................................................6
                  3.1      Purchaser's Default....................................................................6
                  3.2      Seller's Default.......................................................................7
                  3.3      Termination of Agreement in Accordance with its Terms..................................7

Article IV.       Closing and Transfer of Title...................................................................8
                  4.1      Closing................................................................................8
                  4.2      Closing Procedure......................................................................8
                  4.3      Purchaser's Performance...............................................................11
                  4.4      Bond-Related Documentation; Special Condition to Purchaser's
                           Obligations; Release of Seller from Bond Obligations..................................11
                                    4.4.1   Bond-Related Documentation...........................................11
                                    4.4.2   Special Condition to Purchaser's Obligations.........................13
                                    4.4.3   Release of Seller from Bond Obligations and from Existing
                                            Credit Enhancement Liability.........................................15
                                    4.4.4   Fees and Costs.......................................................16
                                    4.4.5   No Covenants.........................................................16
                  4.5      Evidence of Authority; Miscellaneous..................................................17
                  4.6      Assignment and Assumption of Partnership Interests in Seller..........................17

Article V.        Prorations of Rents, Taxes, Etc................................................................18

Article VI.       Purchaser Inspections and Contingencies........................................................20
                  6.1      Document Inspection...................................................................20
                  6.2      Physical Inspection...................................................................21
                  6.3      Feasibility Period ...................................................................21
                  6.4      Survey Contingency....................................................................22
                  6.5      Title Contingency.....................................................................22

Article VII       Loss due to Casualty or Condemnation...........................................................24
                  7.1      Loss due to Condemnation..............................................................24
                  7.2      Loss due to Casualty..................................................................25

Article VIII.     Seller's Operation and Maintenance of the Property Prior to Closing............................26

Article IX.       Broker.........................................................................................27

Article X.        Representations and Warranties.................................................................27
                  10.1     Limitations on Representations and Warranties.........................................27
                  10.2     Representations and Warranties of Seller..............................................28






                          TABLE OF CONTENTS (CONTINUED)
                                                                                                               Page

         10.3     Seller's Knowledge.............................................................................32
                  10.4     Representations and Warranties of Purchaser...........................................32
                  10.5     Survival..............................................................................33

Article XI.       Liability of Seller............................................................................34

Article XII.      Assignment.....................................................................................35

Article XIII.     Notices........................................................................................36

Article XIV.      Expenses.......................................................................................37

Article XV.       Miscellaneous..................................................................................38
                  15.1     Successors and Assigns................................................................38
                  15.2     Gender................................................................................38
                  15.3     Captions..............................................................................38
                  15.4     Construction..........................................................................38
                  15.5     Entire Agreement......................................................................39
                  15.6     Recording.............................................................................39
                  15.7     No Continuance........................................................................39
                  15.8     Time of Essence.......................................................................39
                  15.9     Counterparts..........................................................................39
                  15.10    Governing Law.........................................................................40
                  15.11    Acceptance of Offer...................................................................40
                  15.12    Confidentiality.......................................................................40
                  15.13    Surviving Covenants...................................................................40
                  15.14    Real Estate Reporting Person..........................................................41
                  15.15    Independent Contract Consideration....................................................41
                  15.16    Exclusive Period......................................................................41
                  15.17    Approval..............................................................................41
                  15.18    Business Day(s).......................................................................42

EXHIBIT A         DESCRIPTION OF LAND
EXHIBIT B         RENT ROLL
EXHIBIT C         CONSENT AND RELEASE AGREEMENT
EXHIBIT D         SPECIAL WARRANTY DEED
EXHIBIT E         BILL OF SALE AND GENERAL ASSIGNMENT
EXHIBIT F         ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY
                  DEPOSITS
EXHIBIT G         INDEMNIFICATION AGREEMENT
EXHIBIT H         FORM OF SELLER'S AFFIDAVIT OF NON-FOREIGN STATUS
EXHIBIT I         DUE DILIGENCE MATERIALS
EXHIBIT J         PENDING LITIGATION
EXHIBIT K         ASSIGNMENT OF AND AMENDMENT TO AGREEMENT OF PURCHASE
                  AND SALE
EXHIBIT L         LIST OF PERSONAL PROPERTY
EXHIBIT M         LIST OF SERVICE CONTRACTS
EXHIBIT N         BOND DOCUMENTS
EXHIBIT O         ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTERESTS

                         AGREEMENT OF PURCHASE AND SALE

                  THIS AGREEMENT OF PURCHASE AND SALE (THIS "AGREEMENT") is made by and between WATERFORD PARTNERSHIP, a Connecticut general partnership ("SELLER"), and CASE VENTURES, INC., an Oklahoma corporation, ("PURCHASER") or its designee, or assignee as of the "EFFECTIVE DATE" (as defined below).

                                    Article I
                                    Property

                  Seller hereby agrees to sell, and Purchaser hereby agrees to buy, all of the following property: (a) a parcel of real property, located in the City of Tulsa, Oklahoma, more particularly described on Exhibit A attached to this Agreement and made a part hereof, together with Assignor's assignable right, title, and interest in, to and under (i) all and singular easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto and
(ii) any and all oil, gas and mineral rights relating to the real estate, water and water rights, and water stock, and all right, title and interest of Seller (whether now or hereafter existing) in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the real estate or any of it and if, and only to the extent expressly provided elsewhere in this Agreement, all right, title and interest of Seller (whether now or hereafter existing) in and to any award made or to be made as a result or in lieu of condemnation, and if and only to the extent



AFL\WATERFRD\P&SIGMOID.005  (3-5-99)                           Page 1
expressly provided elsewhere in this Agreement, in and to any award for damage to the Property or any part thereof by reason of casualty (collectively, "THE LAND"); (b) the buildings, structures, fixtures, facilities, installations and other improvements now or hereafter located in, on, over and under the Land, being a 344-unit apartment complex containing an aggregate of approximately 230,676 square feet of net rentable area, generally known as "Waterford Apartments", including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, swimming pools and other recreational facilities, security devices, signs and light fixtures (collectively, the "IMPROVEMENTS"); (c) the landlord's interests under all tenant leases relating to the Improvements, being the leases referred to on the Rent Roll attached hereto as Exhibit B (as such leases may expire or be terminated in the ordinary course of business), together with any tenant leases hereafter entered into pursuant to the provisions of this Agreement
(collectively, the "LEASES") (the Land, Improvements, and the Leases are referred to herein, collectively, as the "REAL PROPERTY"); (d) all of Seller's assignable right, title and interest, all furniture, furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, stationery and other office supplies, and other personal property (the "TANGIBLE PERSONAL PROPERTY"), including, without limitation, the items shown on Exhibit L attached hereto and made a part hereof; (e) all Seller's assignable right, title and interest in all existing surveys, blue prints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) and other documentation for or with respect to the Real Property or the Tangible Personal Property, or any part thereof; all use, occupancy, building and



AFL\WATERFRD\P&SIGMOID.005  (3-5-99)                                     Page 2
operating permits, licenses and approvals relating to the Real Property or the Tangible Personal Property; all marketing artwork, construction drawings, all guaranties, warranties, booklets, manuals and promotional and advertising materials exclusively concerning the Real Property or the Tangible Personal
Property, or any part thereof; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used exclusively in connection with and integral to the operation of the Real Property or the Tangible Personal Property, or any part thereof, and all other intangible personal property, together with any associated good will, now or hereafter owned by Seller or in which Seller otherwise has an interest and used exclusively in connection with or arising from the business now or hereafter conducted on or from the Real Property or any part thereof, including, without limitation, claims, choses in action, lease and other contract rights, names, and, if available, telephone exchange numbers (collectively, the
"INTANGIBLE PERSONAL PROPERTY") (the Tangible Personal Property and the Intangible Personal Property shall hereinafter be referred to collectively as the "PERSONAL PROPERTY"); (f) all Seller's assignable right, title and interest in and to all purchase, service and maintenance agreements, cable television agreements, laundry facility leases, equipment leases and any other agreements, contracts, licenses and permits exclusively affecting or exclusively pertaining in any way to the Real Property or the Personal Property, or any part thereof, including, without limitation, the property management agreement and those listed on Exhibit M attached hereto and made a part hereof, (the "SERVICE CONTRACTS") (collectively, the Real Property, the Personal Property and the Service Contracts are sometimes referred to herein as the "PROPERTY"). As used herein, unless otherwise expressly stated, the term "assignable" shall mean



AFL\WATERFRD\P&SIGMOID.005  (3-5-99)                                     Page 3
assignable without any additional cost to Seller on account of such assignment, other than de minimis and incidental transactional costs.

                                   Article II
                           Purchase Price and Deposits

                  The purchase price which the Purchaser agrees to pay and the Seller agrees to accept for the Property shall be the sum of Fourteen Million Six Hundred Seventy-Five Thousand Dollars ($14,675,000) (the "PURCHASE PRICE"), subject to adjustment as provided in Article V hereof, as to which Purchaser shall receive a credit against the balance of such Purchase Price at Closing in the amount equal to the unpaid principal balance (as of the Closing Date) of the Bonds (as defined in Section 4.4.1 hereof). The Purchase Price shall be payable as follows:

                  (a) An initial earnest money deposit (together with any interest earned thereon, the "INITIAL DEPOSIT") in the amount of One Hundred Thousand Dollars ($100,000), in cash, which has already been deposited with Frisco Title Insurance Company (the "TITLE COMPANY") in Tulsa, Oklahoma, such amount to be held in escrow in accordance with the terms of this Agreement in an interest-bearing account (the "INITIAL ACCOUNT");

                  (b) An additional earnest money deposit (together with interest thereon, the "ADDITIONAL DEPOSIT") in the amount of Two Hundred Thousand Dollars ($200,000) to be deposited with the Title Company at the time Purchaser delivers this Agreement to the



AFL\WATERFRD\P&SIGMOID.005  (3-5-99)                                     Page 4

         Title Company in accordance with the last paragraph of this Article II, such amount to be held in escrow in accordance with the terms of this Agreement in an interest-bearing account in the State of Oklahoma according to this Agreement (the "ESCROW ACCOUNT"), at which time the Title Company shall transfer the Initial Deposit from the Initial Account to the Escrow Account to be held pursuant to the terms of this Agreement (the Initial Deposit and, upon deposit of the Additional Deposit as provided above, the Additional Deposit are collectively referred to as the "DEPOSIT");

                  (c) The  execution  and  delivery by Purchaser at Closing of a
         Release and Indemnification Agreement substantially in the form attached hereto as Exhibit C (the "RELEASE AGREEMENT"), whereby
         Purchaser shall assume all of Seller's obligations under the Bond Documents (as defined in Section 4.4.1 hereof) occurring from and after the Closing, all in accordance with the terms of the Release Agreement; and

                  (d) The balance of the Purchase Price (less the amount of the Deposit) shall be paid at time of Closing by Federal wire transfer, with the transfer of funds to Seller to be completed and the sale proceeds received by Seller no later than 4:00 p.m. E.S.T. on the day of the Closing.

                  Purchaser shall provide the Title Company with its tax identification number, and all interest shall be for Purchaser's account for tax purposes.




AFL\WATERFRD\P&SIGMOID.005  (3-5-99)                                     Page 5

                  In addition, Purchaser shall deposit three (3) fully executed original counterparts of this Agreement with the Title Company immediately after both parties have executed it. The date of such deposit shall be acknowledged by the Title Company on all such counterparts, and such date shall be the "EFFECTIVE DATE" of this Agreement. The Title Company shall retain one copy of this Agreement and deliver one (1) copy hereof to each of Purchaser and Seller.

                                   Article III
                                Failure to Close

         3.1 Purchaser's Default. If Seller has complied with all of the covenants and conditions contained herein and is ready, willing and able to convey the Property in accordance with this Agreement and Purchaser defaults in its obligations under this Agreement, including, without limitation, failing to consummate this Agreement and take title, then the parties hereto recognize and agree that the damages that Seller will sustain as a result thereof will be substantial, but difficult if not impossible to ascertain. THEREFORE, THE PARTIES AGREE THAT, IN THE EVENT OF PURCHASER'S DEFAULT, THE DEPOSIT SHALL BE FORFEITED TO SELLER AS LIQUIDATED DAMAGES, AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW AND IN EQUITY, AND BOTH PARTIES SHALL BE RELIEVED OF AND RELEASED FROM ANY FURTHER LIABILITY UNDER THIS AGREEMENT, EXCEPT FOR THE SURVIVING COVENANTS (AS HEREINAFTER DEFINED). SELLER AND PURCHASER AGREE THAT THE EARNEST MONEY IS A FAIR AND REASONABLE AMOUNT TO BE RETAINED BY SELLER AS AGREED AND



AFL\WATERFRD\P&SIGMOID.005  (3-5-99)                                     Page 6

LIQUIDATED DAMAGES IN LIGHT OF SELLER'S REMOVAL OF THE PROPERTY
FROM THE MARKET AND THE COSTS INCURRED BY SELLER AND SHALL NOT
CONSTITUTE A PENALTY OR FORFEITURE.

         Initials:Seller_____________                Purchaser____________

         3.2 Seller's Default. In the event that Purchaser has complied with all of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller defaults in its obligations under this Agreement, including, without limitation, failing to consummate this Agreement and convey title as set forth herein, or breaches any representations or warranties set forth herein, then Purchaser may, as its sole remedy, either (i) terminate this Agreement and pursue recovering all actual expenses incurred by Purchaser in connection with this Agreement, including, without limitation, its reasonable attorney's fees, or (ii) bring an action for specific performance of this Agreement.

         3.3 Termination of Agreement in Accordance with its Terms. In the event that this Agreement is terminated in accordance with its terms pursuant to a right to do so as expressly provided in this Agreement (other than a termination by Seller pursuant to Section 3.1 above), the Deposit shall be returned to Purchaser and no other party shall have any further rights or obligations hereunder, except for the Surviving Covenants.




                   AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 7

                                   Article IV
                          Closing and Transfer of Title

         4.1 Closing. The parties hereto agree to conduct a closing of this sale (the "CLOSING") on or before April 9, 1999 [30 days after end of the Feasibility Period], or on or before April 13, 1999 [15 days after the end of the Extended Bond Financing Approval Period], if applicable, (such actual date of Closing shall be referred to herein as the "CLOSING DATE"), in the local office of the Title Company, or at such other place as may be agreed upon by the parties hereto. This Agreement shall automatically terminate, subject to any Surviving Covenants, if transfer of title is not completed by the date provided above (unless (i) such failure to close is due solely to Seller's default, (ii) the date for Closing is extended pursuant to any express provision hereof, or (iii) the date for Closing is extended by agreement of the parties, which agreement shall be confirmed in writing).

         4.2 Closing Procedure. At the Closing, Seller shall execute and/or deliver or cause to be delivered to Purchaser, or, in the case of the items covered by clauses (e), (f), and (j) below, to be available to Purchaser at the Property (a) a Special Warranty Deed, in the form attached hereto as Exhibit D, proper for recording, conveying Seller's interest in the Real Property to Purchaser, subject, however, to (i) exceptions as reported in the Title Commitment (defined in Section 6.5 below, (ii) any and all easements, rights of way, encumbrances, liens, covenants, restrictions, or other matters of record,
(iii) any and all matters shown on the Survey (as defined in Section 6.4 hereof), (iii) taxes not yet due and payable, (iv) the rights of lessees and licensees of space in the



                   AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 8

Improvements at the time of Closing (to the extent shown on the Rent Roll delivered at Closing or as otherwise provided under this Agreement), and (v) any encumbrances created or permitted by the terms of this Agreement, except in each case for title or survey matters which Purchaser objects to in writing prior to the expiration of the Feasibility Period and which Seller expressly agrees in writing to cure prior to Closing (collectively, the "PERMITTED EXCEPTIONS"); (b) a bill of sale (the "BILL OF SALE") in the form attached hereto as Exhibit E, dated as of the date of Closing conveying to Purchaser any and all Personal Property and the Service Contracts; (c) an assignment of Leases (the "Assignment of Leases and Security Deposits") in the form attached hereto as Exhibit F, dated the date of Closing, assigning all of the landlord's right, title and interest in and to all of the Leases; (d) Tenant Notification Agreements (the "TENANT NOTICES"), dated the date of the Closing, executed by Seller, and complying with applicable statutes in order to relieve Seller of liability for tenant security deposits (provided the security deposits are paid to Purchaser), notifying the tenants that the Property has been sold to Purchaser and directing the tenants to pay rentals to Purchaser (or Purchaser's designated agent); (e) the originals of all Leases, (f) to the extent in the possession or control of Seller or Seller's property management company, (i) as-built plans and specifications, surveys, site plans, engineering plans and studies, utility plans, development plans and marketing artwork, (ii) the originals of all guaranties and warranties relating to the Property, (iii) the originals of all governmental licenses and permits relating to the Property, including, without limitation, a currently effective certificate of occupancy, (iv) the originals of all books and records of the Property, (v) all Service Contracts, and (vi) all maintenance records; (g) an indemnification agreement (the "INDEMNIFICATION AGREEMENT") in the form attached as Exhibit G, dated the date of Closing; (h) an affidavit that



                   AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 9

Seller is not a "foreign person" in the form attached as Exhibit H; (i) a duplicate key for all locks in the Improvements; (j) the Release Agreement; and
(k) a termite inspection report reasonably satisfactory to Purchaser dated not more than sixty (60) days prior to the Closing Date.

         In addition, if required by the Title Company, Seller shall deliver to the Title Company a reasonable Seller's affidavit, negotiated in good faith between Seller and the Title Company, as to matters concerning title to the Property which can only be reasonably ascertained by the Title Company from Seller and which are actually known to Seller "to the best of Seller's knowledge", as that term is described in Section 10.3 hereof.

         Purchaser acknowledges and agrees that, except for objections which Seller expressly agrees to cure in accordance with Section 6.4 or in Section 6.5 hereof, Seller is under no obligation under the terms of this Agreement to clear from title any easements, rights of way, encumbrances, liens, covenants, restrictions, or any other matters of record or to cure any Survey objections of Purchaser, or to create any encumbrances on, or for the benefit of, the Property. If Seller does not deliver title at Closing pursuant to the deed in form provided in clause 4.2(a) above and such failure is not a result of (i) Seller's acquiescence in the placement of or failure to remove a monetary lien (other than those pertaining to the Bond Financing or those caused by the acts of Purchaser or its agents), or (ii) Seller's failure to pay real estate taxes due and payable, such failure shall not constitute a breach of or default by Seller hereunder, and notwithstanding any other provision of this Agreement, Purchaser's sole and exclusive remedy shall be (i) to terminate this Agreement and receive a prompt return of the Deposit, in which case neither party



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 10 shall have any further obligations pursuant to this Agreement except for the Surviving Covenants, or (ii) to accept conveyance by Seller of such title as it delivers without reduction of the Purchase Price.

         4.3 Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price, plus or minus prorations, less the unpaid principal balance of the Bonds, to be delivered to Seller, will execute and deliver the
Indemnification Agreement, the Assignment of Leases, the Bill of Sale, the Release Agreement, and any other documentation as is required pursuant to
Section 4.4 hereof to evidence Purchaser's assumption of all the obligations of the Seller under the Bond Documents (as defined in Section 4.4.1 hereof).

         4.4 Bond-Related Documentation; Special Condition to Purchaser's Obligations; Release of Seller from Bond Obligations.

                  4.4.1 Bond-Related Documentation. Acquisition, construction and development of the Project was financed initially by a loan to Seller's predecessor-in-interest (the "ORIGINAL BOND FINANCING") of the proceeds received from the sale of those certain Tulsa County Multi-Family Housing Revenue Bonds (Credit Enhanced Projects), Series 1985A in the original principal amount of $12,775,000 (the "ORIGINAL BONDS") issued by the Tulsa County Home Finance Authority (the "ISSUER"). The obligations represented by the Issuer's Original Bonds were refunded by the Multi-Family Housing Revenue Bonds, Taxable Series 1993A (Waterford Project) in the original principal amount of $11,355,000



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 11

         (the "Tax Exempt Bonds") and the Issuer's Multi-Family Housing Revenue Bonds, Taxable Series 1993B (Waterford Project) in the original principal amount of $400,000 (the "Taxable Bonds") (the Tax Exempt Bonds and the Taxable Bonds are hereinafter referred to as the "Bonds"). The current refunded bond financing (the "Bond Financing") is evidenced by (i) a Promissory Note (Series 1993A Bonds) dated December 1, 1993 in the original principal amount of $11,355,000 from Seller to Issuer, and (ii) a Promissory Note (Series 1993B Bonds) dated December 1, 1993 in the original principal amount of $400,000 from Seller to Issuer which was repaid in full on December 1, 1998, (collectively, the "Notes"), and (iii) a Loan Agreement dated as of December 1, 1993 by and between Seller and Issuer (the "LOAN AGREEMENT"). Issuer and Bank of Oklahoma, National Association, as trustee (the "TRUSTEE") executed that certain Trust Indenture dated as of December 1, 1993 (the "INDENTURE") for the purpose of authorizing and securing the Bonds, prescribing the terms thereof and the conditions, terms, trusts, and provisions upon which the Bonds were delivered and the proceeds thereof expended and held. The Loan Agreement, the Indenture, that certain Escrow Trust Agreement dated as of December 1, 1993 by and among Issuer, Trustee and Seller, the Tax Regulatory Agreement dated as of December 1, 1993 by and among Issuer, Trustee and Seller, and any and all other documents and agreements evidencing, securing or otherwise executed and delivered in connection with the Bond Financing set forth on Exhibit N hereto are hereinafter collectively referred to herein as the "BOND DOCUMENTS".




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 12

                  4.4.2 Special Condition to Purchaser's  Obligations.  It shall be a condition of Purchaser's obligations hereunder that it acquire the Property subject to the Bond Financing. Purchaser, at its sole cost and expense, will use its good faith efforts to obtain all necessary consents, approvals and agreements required under the Bond Documents to its purchase of the Property or its purchase of the Partnership Interests (as hereinafter defined) subject to the Bond Financing, to assume the Existing Credit Enhancement Liability (as hereinafter defined) or obtain and provide satisfactory substitute credit enhancement for the Bonds and to release Seller from the Existing Credit Enhancement Liability in accordance with the Indenture ("ALTERNATE SECURITY") and to otherwise satisfy the conditions of this
         Section 4.4.2 and Section 4.4.3. As used herein, "Existing Credit Enhancement Liability" shall mean (i) the Policy of Indemnity issued by AXA Reinsurance UK Plc ("AXA") on December 1, 1993 to the Trustee, as insured (the "Policy"), (ii) the Reimbursement Agreement dated as of December 1, 1993 by and between Seller and AXA, and (iii) the Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement dated as of December 1, 1993 from Seller as "Mortgagor" to Issuer and AXA, each as "Co-Mortgagee". Seller agrees to cooperate with Purchaser to effect the obtaining of any such consents, provided that Seller shall not be obligated to consent to (i) expend funds, (ii) consent to, agree to or cause any amendment or agreement with respect to the Bonds or the Bond Financing which will be effective prior to the Closing or upon a failure to close for any reason whatsoever, (iii) make or give any irrevocable notices or elections with respect to the Bonds, the Bond Documents or the Bond Financing which would be effective prior to the Closing which, in



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 13

         Seller's sole opinion, in any case, could result in any additional liability, monetary obligation, or expense of Seller under the Bonds, whether or not the Closing occurs, except as may be expressly provided herein.

                  Purchaser shall have until the end of the Feasibility Period (defined in Section 6.3 below) to obtain all required assurances, consents, approvals and agreements, including those of or with the Issuer, the trustee, bond counsel, AXA, or the provider of any Alternate Security (which shall be unconditioned except for those conditions which can only be satisfied at and as of the Closing) necessary for Purchaser to (a) acquire the Property or the Partnership Interests subject to the Bond Financing, and (b) satisfy the conditions of Sections 4.4.2 and 4.4.3 of this Agreement (collectively, the "BOND FINANCING APPROVALS"); provided, however, that if Purchaser is unable to obtain the Bond Financing Approvals prior to the end of the Feasibility Period, through no fault of Purchaser, Purchaser may request from Seller an extension of the time period to obtain the Bond Financing Approvals until March 29, 1999 (such period being hereinafter referred to as the "EXTENDED BOND FINANCING APPROVAL PERIOD"), which request must be in writing. The delivery of the request for the Extended Bond Financing Approval Period shall constitute Purchaser's agreement and acknowledgment of approval as to all other aspects of the Property and of the Bond Financing and Bond Documents (with the sole exception of being able to obtain the Bond Financing Approvals) and shall constitute Purchaser's election not to terminate this Agreement for any reason other than its failure to obtain the Bond Financing Approvals prior to the expiration of the Extended Bond



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 14

         Financing Approval Period, subject to Purchaser's rights to terminate the Agreement as set forth in Section 3.2, Section 4.2, in the last sentence of this Section 4.4.2, Article 7 and as otherwise expressly set forth in this Agreement. In the event that, after good faith and diligent efforts throughout the Extended Bond Financing Approval Period, Purchaser is still unable to obtain the Bond Financing Approvals, either Purchaser or Seller may terminate this Agreement for such reason and have the Deposit returned, after which neither party shall have any further rights or duties hereunder except for the Surviving Covenants.

                  The parties agree that it shall be a condition of Purchaser's obligations hereunder that, on or prior to the Closing Date, bond counsel retained by Purchaser shall have issued its opinion to the effect that the transfer of the Property to Purchaser, or the assumption of the Partnership Interests by Purchaser, and the execution of the documents in connection therewith will not cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes.

                  4.4.3 Release of Seller from Bond Obligations and from Existing Credit Enhancement Liability. It is a condition to Seller's obligations hereunder that Seller and its partners be fully and unconditionally released at Closing for all periods from and after the Closing Date from all obligations with regard to the Existing Credit Enhancement Liability with respect to the Bonds, the Bond Documents, the Issuer, the Trustee, and all other parties or circumstances with respect to the Bond Financing, which releases shall be



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 15 evidenced by the Release Agreement and a corresponding release of Seller and its partners from all Developer/Owner obligations under the Bond Documents for all periods from and after the Closing Date.

                  4.4.4 Fees and Costs. Purchaser hereby agrees to pay all costs, expenses, and fees due to any third party (other than Seller's outside counsel and Seller's bond counsel) in connection with Purchaser's efforts to satisfy the conditions to Closing contained in Sections 4.4.2 and 4.4.3 above. Notwithstanding any provision to the contrary herein, Purchaser's obligations under this Section 4.4.4 shall survive the expiration or termination of this Agreement, and shall survive Closing.

                  4.4.5 No Covenants. Notwithstanding anything in this Agreement to the contrary, the approvals, consents and releases of the obligations of Purchaser and Seller relating to the Bonds as referred to in Sections 4.4.2 and 4.4.3 hereof are only conditions precedent to the Closing of the transaction contemplated hereby, and neither Purchaser nor Seller covenant that such approvals, consents or releases can or will be obtained. Failure to obtain such approvals, consents or releases shall not constitute a breach by either party of this Agreement, the sole and exclusive remedy of either party for such failure being termination of this Agreement, subject to the Surviving Covenants, and return to Purchaser of the Deposit.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 16

         4.5 Evidence of Authority; Miscellaneous. Both parties will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Seller and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Property. Both parties will execute and deliver such other documents as are reasonably required to effect the intent of this Agreement.

         4.6 Assignment and Assumption of Partnership Interests in Seller. In lieu of purchasing the Property as set forth herein, at Closing, Purchaser may elect to purchase one hundred percent (100%) of the partnership interests in Seller (the "Partnership Interests") pursuant to the Assignment and Assumption of Partnership Interests attached hereto as Exhibit O. If Purchaser elects to purchase the Partnership Interests, as a condition precedent to Closing, Seller shall deliver to Purchaser evidence that Seller's partners have consented to the assignment and assumption by Purchaser of the Partnership Interests.

                                    Article V
                        Prorations of Rents, Taxes, Etc.

         All revenues, taxes and other expenses of the Property shall be prorated at Closing as of 12:01 a.m. on the Closing Date. Real estate taxes for the year of Closing shall be prorated as of the date of Closing either using actual tax figures or, if actual figures are not available, then using



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 17 as a basis for said proration the most recent assessed value of the Real Property multiplied by the current tax rate, with a subsequent cash adjustment to be made between Purchaser and Seller outside escrow when actual tax figures are available, but in no event later than the date which is 120 days after the Closing Date (the "Final Settlement Date). Personal property taxes, annual permit or inspection fees, sewer charges, and other expenses normal to the operation and maintenance of the Property shall also be prorated as of the date of Closing, either using actual figures or, if actual figures are not available, then using good faith estimates, with a subsequent cash adjustment to be made between Purchaser and Seller outside closing when actual figures are available, but in no event later than the Final Settlement Date. Rents and other income that have been collected for the month of the Closing will be prorated at the Closing, effective as of 12:01 a.m. on the Closing Date. Interest on the Bonds shall be prorated as of the Closing and an appropriate adjustment shall be made. Seller shall receive a credit for all funds in (i) the debt service reserve escrow account with regard to the Bonds, and (ii) the cash collateral escrow account with regard to the Bonds. With regard to rents that are delinquent as of the date of the Closing, (i) no proration will be made at the Closing, (ii) Purchaser will make a good faith effort after the Closing to collect the rents in the usual course of Purchaser's operation of the Property, and (iii) Purchaser will apply all rents collected first to the rents owed to Purchaser for periods after the Closing, and the excess amount, if any, collected by Purchaser within 120 days after Closing shall be applied to the delinquent rent owed to Seller. It is agreed, however, that Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Rents collected by Purchaser within 120 days after the Closing Date, to which Seller is entitled, shall be promptly paid to Seller. As of the Closing Date, Purchaser shall be



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 18 entitled to a credit for any tenant deposits under the Leases, together with interest thereon to the extent any interest is required by law or otherwise to be paid to such tenants. Final readings on all gas, water and electric meters shall be made as of the Closing Date, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility services. After the Closing, Purchaser will assume full responsibility for all security deposits and advance rental deposits of current tenants of the Real Property currently held by Seller, which items will be itemized by Seller and transferred and paid over to Purchaser at the Closing.

         All items (including taxes) that are not subject to an exact determination shall be estimated by the parties. When any item so estimated is, after the Closing capable of exact determination, but in no event later than the Final Settlement Date, the party in possession of the facts necessary to make the determination shall send the other party a detailed report on the exact determination so made and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 19

                                   Article VI
                     Purchaser Inspections and Contingencies

         6.1 Document Inspection. Purchaser acknowledges that Seller has delivered , to the extent in the possession of Seller for review by Purchaser, the items or materials listed on Exhibit I attached hereto and made a part hereof, other than the Title Commitment (as hereinafter defined), the Supporting Documents (as hereinafter defined), and the Survey (as hereinafter defined) ( such items except for the Title Commitment, the Supporting Documents, and the Survey are hereinafter referred to collectively as the "DUE DILIGENCE MATERIALS"). In the event Seller obtains after the Effective Date any additional items or materials which are included within the categories contained in Exhibit I, copies of such items or materials shall be promptly delivered to Purchaser.

         Purchaser agrees that if for any reason the Closing is not consummated, Purchaser will immediately return to Seller any and all materials furnished to Purchaser pursuant to this Section 6.1 or otherwise obtained by Purchaser with respect to the Property.

         Purchaser acknowledges and agrees that Seller's having delivered or made available to Purchaser the foregoing items in accordance with this Section
6.1 constitutes a good faith undertaking only, and does not constitute a representation or warranty on the part of Seller with respect to any of the foregoing or with respect to the accuracy of the materials furnished to Purchaser.



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 20

         6.2 Physical Inspection. In addition to Seller's having made available to Purchaser the Due Diligence Materials, Purchaser acknowledges that Seller has made the Property available to Purchaser and Purchaser has conducted, or will during the Feasibility Period conduct, at Purchaser's risk, a Phase I environmental audit (the "Environmental Audit") of the Property. The Environmental Audit shall be conducted at a reasonable times so as not to interfere with the business of tenants at the Real Property. Seller shall have the right to designate a representative to accompany Purchaser's employees, agents, and independent contractors on any such Environmental Audit.

         Purchaser hereby agrees to pay, protect, defend, indemnify and save Seller harmless against all liabilities, obligations, claims (including mechanic's lien claims), damages, penalties, causes of action, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Seller involving either bodily injury or property damage in connection with or arising out of the entry upon the Real Property, either prior to or after execution and delivery of this Agreement and caused by Purchaser's employees, agents or independent contractors and the actions of such persons on the Real Property. In the event any part of the Property is or has been damaged or excavated by Purchaser, its employees, agents or independent contractors, Purchaser agrees in the event its purchase hereunder is not consummated, to make such additional payments to Seller as may be reasonably required to return the Property to its condition immediately prior to such damage or excavation or, at Seller's option, to cause such work to be done. Notwithstanding any provision



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 21 to the contrary herein, Purchaser's obligations under this subparagraph shall survive the expiration or termination of this Agreement, and shall survive Closing.

         6.3 Feasibility Period. Purchaser shall have the period from February 22, 1999 until 5:00 p.m. E.S.T. on March 8, 1999 (the "FEASIBILITY PERIOD") to conduct its inspection of the Due Diligence Materials. On or before the last day of the Feasibility Period, Purchaser may, in its sole discretion without obligation to specify which aspect of its inspection was unsatisfactory, terminate this Agreement by delivering a written notice to Seller so providing. Upon receipt of such notice, this Agreement shall terminate and Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any obligation to the other, except for the Surviving Covenants. If Purchaser fails to deliver such notice of termination on or before the last day of the Feasibility Period, (a) Purchaser shall be deemed to have approved the Due Diligence Materials, (b) this Agreement shall remain in full force and effect, and (c) the Deposit shall become non-refundable, subject only to Purchaser's right to terminate this Agreement as provided in this Agreement.

         6.4 Survey Contingency. Purchaser shall have until 5:00 p.m.E.S.T. on the later of (i) the last day of the Feasibility Period, or (ii) ten (10) days after receipt of the Survey to terminate this Agreement due to any objection to the Survey (as defined on Exhibit I) or any information reflected thereon. The Survey and all information reflected thereon shall be deemed approved in all respects if Seller has not received written notice of Purchaser's termination before such date. If Purchaser does terminate this Agreement in writing delivered prior to the expiration of the



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 22

Feasibility Period, Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder, except for the Surviving Covenants.

         6.5 Title Contingency. It shall be a condition to Purchaser's obligation to close hereunder that the Title Company issue at Closing an ALTA Form B (1970) Owner's Title Insurance Policy (or an equivalent form for Oklahoma) (or a marked-up commitment therefor) insuring fee simple title to the Real Property in Purchaser in the amount of the Purchase Price subject only to the Permitted Exceptions (the "TITLE POLICY"), containing an extended coverage endorsement over the so-called general or standard exceptions which are a part of the printed form of the policy (unless the same are deleted), an endorsement deleting any creditors' rights exceptions or exclusions (if any appear in the form of policy to be issued), an owner's comprehensive endorsement, an ACTA Form
3.1 zoning endorsement,  an ACTA Form 9 comprehensive endorsement,  an ACTA Form
8.1 environmental endorsement, a survey/location endorsement, an access (to publicly dedicated street) endorsement, a contiguity (if more than one parcel) endorsement, and a tax parcel endorsement (collectively, the "Title Endorsements"). Accordingly, Purchaser has obtained, or shall, during the Feasibility Period, obtain a commitment for the Title Policy (the "TITLE COMMITMENT"), issued by the Title Company in the amount of the Purchase Price, together with copies of all items and documents referred to in the Title Commitment (the "SUPPORTING DOCUMENTATION").

         Purchaser shall have until 5:00 p.m. E.S.T. on the later of (i) the last day of the Feasibility Period, or (ii) ten (10) days after receipt of the Title Commitment to terminate this Agreement



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 23 due to any objections to the Title Commitment or any information reflected thereon. The Title Commitment, the Supporting Documentation and all information reflected thereon shall be deemed approved in all respects if Seller has not received written notice of Purchaser's termination of this Agreement before such date. Notwithstanding the foregoing, provided that Purchaser notifies Seller specifically in writing on or before the last day of the Feasibility Period as to the existence of any Removable Liens (defined below), Seller shall cause the Title Company to remove (with proceeds of the Purchase Price, unless otherwise provided by Seller) from the Owner's Title Policy all monetary liens and encumbrances affecting the Property, other than liens associated with the Bond Financing and liens for current taxes not yet due and payable ("REMOVABLE LIENS"). If Purchaser does terminate this Agreement in writing delivered prior to the expiration of the Feasibility Period, then Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder, except for the Surviving Covenants.



                                   Article VII
                      Loss due to Casualty or Condemnation

         7.1 Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion (hereinafter defined) of the Real Property which condemnation shall or would render a Substantial Portion of the Real Property untenantable, or if any portion of the building or



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 24 substantial parking area is taken, or if the existing access to the Property is materially altered or restricted in any way, Purchaser may, upon written notice to Seller given within ten (10) Business Days (as hereinafter defined) of receipt of notice of such event, terminate this Agreement, in which event Seller shall instruct the Title Company to return the Deposit to Purchaser, this Agreement shall terminate and neither party shall have any rights or obligations hereunder, except for the Surviving Covenants. In the event that Purchaser elects not to terminate, or if the condemnation affects less than a Substantial Portion or does not affect the building or substantial parking area, then this Agreement shall remain in full force and effect, and Seller shall be entitled to all monies received or collected by reason of such condemnation prior to Closing. In such event, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be an abatement of the Purchase Price equal to the amount of the net proceeds (less costs and attorneys fees), which are received by Seller by reason of such condemnation prior to Closing. If the condemnation proceeding shall not have been concluded and no condemnation proceeds have been paid to or for the benefit of Seller prior to the Closing, then there shall be no abatement of the Purchase Price and Seller shall assign any interest it has in the pending award to Purchaser. For purposes of this Section 7.1, a Substantial Portion shall mean a condemnation of in excess of $100,000 in value of the Real Property.

         7.2 Loss due to Casualty. In the event of Substantial Loss or Damage (hereinafter defined) to the Real Property by fire or other casualty (not resulting from acts of Purchaser or its agents), Purchaser may, upon written notice to Seller given within ten (10) Business Days of receipt of notice of such event, terminate this Agreement in which event Seller shall instruct the



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 25

Title Company to return the Deposit to Purchaser and this Agreement shall terminate and neither party shall have any rights or obligations hereunder, except for the Surviving Covenants. In the event that Purchaser elects not to terminate, or if the casualty results in less than Substantial Loss or Damage, then this Agreement shall remain in full force and effect and Seller shall be entitled to all insurance proceeds received or collected by reason of such damage or loss, whereupon the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be abatement of the Purchase Price equal to the amount of the net proceeds plus all deductible amounts under any applicable casualty insurance of Seller less costs and attorney's fees, which are received by Seller as a result of such damage or loss, provided that such abatement will be reduced by the amount expended by Seller in accordance with Article VIII hereof for restoration or preservation of the Property following the casualty. Alternatively, Purchaser may, in its discretion, have Seller repair or replace the damaged Property, and there shall be no abatement of the Purchase Price in such case. However, Purchaser shall not be entitled to require Seller to effect repair or replacement unless the loss is entirely covered by insurance (except for any applicable deductible), Seller is not restricted from using such proceeds for repairs or restoration by the terms of any existing mortgage or the Bond Documents, and the repair or replacement will take no more than three (3) months to complete. For purposes of this Section 7.2, "SUBSTANTIAL LOSS OR DAMAGE" shall mean loss or damage, the cost for repair of which exceeds $100,000.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 26

                                  Article VIII
       Seller's Operation and Maintenance of the Property Prior to Closing

         Between the Effective Date of this Agreement and the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, Seller shall maintain the Property in good repair, reasonable wear and tear excepted, shall perform all work required to be done under the terms of any lease or agreement relating to the Property, and shall timely make all repairs, maintenance and replacements of equipment or improvements, the same as though Seller were retaining the Property; except that in the event of a fire or other casualty, damage or loss, Seller shall have no duty to repair said damage, except as set forth in Section
7.2 above. However, Seller may repair any such damage with Purchaser's prior, written approval and may, without Purchaser's approval, repair damage where such repair is necessary in Seller's reasonable opinion to preserve and protect the health and safety of tenants of the Property or to preserve the Property from imminent risk of further damage or if required to do so by Seller's insurance carrier. Any such emergency repairs shall be reported to Purchaser within 48 hours of their completion. During the period prior to Closing and after the last day of the Feasibility Period, Seller shall not lease any portion of the Real Property except in the ordinary course of business.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 27

                                   Article IX
                                     Broker

         Purchaser and Seller represent to each other that they have dealt with no agent or broker who in any way has participated in the sale of the Property, except for Case & Associates Properties, Inc. ("Case") and CB Richard Ellis ("CB") (collectively, the "BROKERS"). The brokerage fee of one-half percent (.5%) of the Purchase Price owed to Case and the brokerage fees of one and one-quarter percent (1.25%) owed to CB will be paid by Seller at Closing. Each party will indemnify the other for any and all brokerage fees and commissions of any brokers based on dealings with them other than as provided above.

                                    Article X
                         Representations and Warranties

         10.1 Limitations on Representations and Warranties. Purchaser hereby agrees and acknowledges that, except as set forth in Section 10.2 below, neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this sale, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Property or the capabilities thereof, and that Purchaser, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation. Purchaser agrees to take the Real



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 28

Property and the Personal Property "as is," as of the Effective Date, reasonable wear and tear excepted. EXCEPT AND ONLY TO THE EXTENT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE FOR WHICH PURCHASER MAY DESIRE TO USE IT. SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A
PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY. PURCHASER, BY ACCEPTANCE OF THE DEED, AGREES THAT IT HAS INSPECTED THE PROPERTY AND ACCEPTS SAME "AS-IS" AND "WITH ALL FAULTS" AND THIS PROVISION SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED.

         Purchaser understands that Seller makes no representation and warranty with regard to any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements relating to the Property as all such financial data and statements have been prepared by the property manager, Case and Associates, which is an affiliate of Purchaser.

         10.2 Representations and Warranties of Seller. Seller makes the following representations and warranties and agrees that Purchaser's obligations under this Agreement are



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 29 conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the Closing Date:

Except as may be disclosed in the Due Diligence Materials,

                  (a) To the best of Seller's knowledge,  Seller has received no notice of any existing, pending or threatened litigation, administrative proceeding or condemnation or sale in lieu thereof, with respect to any portion of the Real Property, except as noted on Exhibit J attached hereto.

                  (b) To the best of Seller's knowledge, Seller has received no notice from any governmental authority pertaining to the Real Property.

                  (c) Except for those tenants and licensees in possession of the Real Property under written Leases as shown in the Rent Roll (as the same may be updated before Closing), to the best of Seller's knowledge, there are no parties in possession of, or, to the best of Seller's knowledge, claiming any possession to, any portion of the Real Property as lessees, tenants at sufferance, licensees, trespassers or otherwise.

                  (d) Seller has delivered to Purchaser a true, complete and correct copy of Seller's partnership agreement.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 30

                  (e) There are no attachments or executions affecting the Property, general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, pending or, to the best of Seller's knowledge, threatened against Seller.

                  (f) Except as otherwise disclosed in the Environmental Audit and except for normal and customary use of Hazardous Materials (as hereinafter defined) in the use and operation of the Property in the ordinary course of business, during the period of Seller's ownership of the Property, (i) Seller has not itself, and to the best of Seller's knowledge, no prior owner or current or prior tenant or other occupant of all or any part of the Property at any time has, used Hazardous Materials on, from, or affecting the Property in any manner that violates any Environmental Laws (as hereinafter defined), and (ii) to the best of Seller's knowledge, no Hazardous Materials have been disposed of in, on or under the Property. "HAZARDOUS MATERIALS" shall mean and include those elements, materials, compounds, mixtures, wastes or substances which are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws and, whether or not included in such lists, shall be deemed to include all products or substances containing lead, petroleum, asbestos, and polychlorinated biphenyls.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 31

                "ENVIRONMENTAL LAWS" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.ss.9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.ss.9601 et. seq., the Federal Oil Pollution Act of 1990, ss.ss.2701, et. seq., the Federal Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et. seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. ss.ss.6901 et. seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801 et. seq., the Federal Clean Air Act 42 U.S.C. ss.7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et. seq., the River and Harbors Act of 1899, 33 U.S.C. ss.ss.401 et. seq., all rules and regulations of the EPA, or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Security, as any of the foregoing have been, or are hereafter amended.

                  (g) Seller has all requisite partnership power and authority to enter into this Agreement and convey the Property or the Partnership Interests, as applicable, to Purchaser and to execute and deliver all agreements and documents in connection



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 32 therewith as are contemplated by this Agreement in accordance with and subject to the terms and conditions of this Agreement. Neither the delivery of this Agreement nor its performance by Seller, subject to obtaining the Bond Consents, will conflict with or result in the breach of any contract, agreement, law, rule, regulation, judgment or lien to which Seller is a party or by which Seller is bound.

                  (h) This Agreement and its performance by Seller have been duly authorized by all necessary partnership action under Seller's partnership agreement.

         10.3 Seller's Knowledge. Whenever the term "to the best of Seller's knowledge" is used in this Agreement or in any representations and warranties given to Purchaser at Closing, such knowledge shall be the actual knowledge of John D. Carey (the "Key Personnel") who is President of CIGNA Realty Resources, Inc. - Fifth, the sole general partner of Connecticut General Realty Investors III Limited Partnership ("CGRI III"), the managing partner of Seller, after review of the files of Seller (to the extent within the possession or control of CGRI III), and inquiry of Seller's property manager. Seller shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to Seller or to the Key Personnel.

         10.4 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties and agrees that Seller's obligations under this Agreement are



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 33 conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the Closing Date:

                  (a) Purchaser has all requisite power and authority to enter into this Agreement and purchase the Property or the Partnership Interests, as applicable, from Seller and to execute and deliver all agreements and documents in connection therewith as are contemplated by this Agreement in accordance with and subject to the terms and conditions of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Purchaser will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Purchaser is a party or by which Purchaser is bound; and

                  (b) This Agreement has been duly authorized by all necessary action on the part of Purchaser.

         10.5 Survival.  All representations and warranties contained in Section
10.2 will survive the Closing of this transaction (but only as to the status of facts as they exist as of the Closing, it being understood that Seller makes no representations or warranties which would apply to changes or other matters occurring after the Closing), but shall expire on the date one (1) year from the date of Closing, and no action on such representations and warranties may be commenced after such expiration.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 34

                                   Article XI
                               Liability of Seller

         Except for any liability of Seller under the provisions of Article X, neither Seller, nor any partner of Seller, nor any independent property manager which Seller has hired to manage the Property shall, by entering into this Agreement, become liable for any costs or expenses incurred by Purchaser subsequent to the date of Closing, (a) for any labor performed on, or materials furnished to, the Real Property on or after the Closing Date, or (b) for any leasing commissions or other fees or commissions due for renewals or extensions of existing leases or otherwise renewed or extended after the Closing Date (unless the existence of such commissions or fees was not disclosed to Purchaser in this Agreement or in the Due Diligence Materials or otherwise, (c) for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges thereafter due to, any governmental authority and related to events first occurring on or after the Closing Date, or (d) under the Bond Documents and relating to obligations thereunder related to periods on and after the Closing Date, or (e) for any other charges or expenses whatsoever pertaining to the Property or to the ownership, title, possession, use, or occupancy of the Property, whether or not such costs and expenses were incurred pursuant to obligations of Purchaser under this Agreement (including, without limitation, any costs of compliance with presently-existing and future environmental laws, any environmental remediation costs, and any costs of, or awards of damages for, damage to the environment, to natural resources, or to any third party), it being the intent of this Agreement\, as between Purchaser and Seller, to shift all such liability to Purchaser for liabilities which arise from or relate to an event first occurring from



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 35 and after the Closing Date, except for any liability of Seller under the provisions of Article X hereof, and Purchaser hereby agrees to defend, indemnify and hold Seller and its property manager harmless from any such liability for costs and expenses. The provisions of this Article XI shall survive Closing. Except as may be specifically limited herein, nothing contained in this Article XI is in any way intended to limit any rights of the parties hereto to pursue any remedies as may exist at law or in equity against any unrelated third parties with respect to the liabilities covered by this Article XI.

                                   Article XII
                                   Assignment

         This Agreement is solely for the benefit of Seller and Purchaser and there are no third-party beneficiaries hereof. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Seller or Purchaser, except as expressly provided herein. Notwithstanding the foregoing to the contrary, Purchaser shall have the right to assign all of its rights and interests in this Agreement at or prior to Closing to an entity which has an affiliate of Purchaser as its general partner or managing member, as applicable (the "Permitted Assignee"). Any such permitted assignment shall be effectuated only by Purchaser signing and causing the Permitted Assignee to sign and deliver to Seller at or prior to the Closing Date, an assignment, assumption and amendment agreement in the form attached hereto as Exhibit K. In the event that this Agreement shall be assigned by Purchaser in accordance with this Article XII, all of the exhibits and attachments attached hereto shall be deemed revised to reference the Permitted Assignee as the



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 36 transferee of the Property and such documents shall be executed by such Permitted Assignee for the purposes of Closing as if Permitted Assignee had been originally contemplated thereby. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void.

         As used herein, an entity shall be deemed to be an "affiliate" of Purchaser if such entity is either controlled by, under common control with or controls Purchaser.

         As used herein, the term "control" and "controlled by" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, by contract, or otherwise.

                                  Article XIII
                                     Notices
         All  notices  hereunder  or  required  by law shall be sent via  United
States Mail, postage prepaid, certified or registered mail, return receipt requested, via facsimile transmission (with a copy sent by United States Mail), or via any nationally recognized commercial overnight carrier with provisions for receipt, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

PURCHASER:                                      Case Ventures, Inc.
                                                4200 East Skelly Drive
                                                Suite 800
                                                Tulsa, OK  74135-3237
                                                Attn:  Mike D. Case
                                                Facsimile:  918.492.4446





                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 37
with a copy to:               Riggs, Abney, Neal, Turpen, Orbison & Lewis, P.C.
                              Frisco Building
                              502 West Sixth Street
                              Tulsa, OK  74119-1010
                              Attn:  Gary Neal, Esq.
                              Facsimile:  918.587.2150

SELLER:                       Waterford Partnership
                              c/o CIGNA Investments, Inc.
                              900 Cottage Grove Road
                              Hartford, CT 06152-2311
                              Attn:  Real Estate Investment Department
                                     Asset Management, S-311
                                     Mr. John D. Carey
                              Facsimile: (860) 726-6327

with a copy to:               CIGNA Corporation
                              900 Cottage Grove Road
                              Hartford, CT 06152-2215
                              Attn:  Investment Law, S-215A
                                     Andrea F. Levy, Esq.
                              Facsimile:  (860) 726-8446



Delivery will be deemed complete upon actual receipt or refusal to accept delivery.

                                   Article XIV
                                    Expenses

         Seller shall pay its own attorney's fees (including, without limitation, the fees of its bond counsel). Seller shall also pay (i) the title insurance premiums for the Title Policy (including the cost for extended coverage, ALTA or otherwise), (ii) the costs of the Survey, (iii) the brokerage fees described in Article IX hereof, and (iv) the costs of the termite certificate described in



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 38

Section 4.2. Purchaser shall pay (i) all recording costs, (ii) all fees, costs, and expenses incurred by Purchaser in the conduct and completion of its due diligence review, and with respect to the Bonds, the Bond Financing, and any consents, amendments, opinions or other documentation required in connection with the satisfaction by Purchaser of the conditions of Sections 4.4.2 and 4.4.3 hereof and its covenants hereunder, including without limitation, the fees of the Issuer, the Trustee, and their respective counsel (but not Seller's counsel), (iii) the cost of the Title Endorsements, (iv) any applicable sales tax on the transfer of personal property, (v) all revenue stamps and filing fees, and (vi) any other costs customarily paid by purchasers in Tulsa, Oklahoma. The cost of all closing escrow fees shall be divided equally between Seller and Purchaser.

                                   Article XV
                                  Miscellaneous

         15.1 Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

         15.2 Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 39

         15.3 Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

         15.4 Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

         15.5 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party. This agreement supersedes any and all communications, writings and agreements between Purchaser and Seller with respect to the Property, including without limitation, that certain Letter Agreement dated February 9, 1999 and executed by Purchaser on February 11, 1999, as the same may have been amended in writing from time to time which shall be of no further force and effect after the Effective Date.

         15.6 Recording. The parties agree that this Agreement shall not be recorded. If Purchaser causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of the Seller.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 40

         15.7 No Continuance. Purchaser acknowledges that there shall be no assignment, transfer or continuance of any of Seller's insurance coverage or of the property management contract.

         15.8     Time of Essence.  Time is of the essence in this transaction.

         15.9 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

         15.10 Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the State of Oklahoma.

         15.11 Acceptance of Offer. This Agreement constitutes Seller's offer to sell to Purchaser on the terms set forth herein and must be accepted by Purchaser by signing three (3) copies hereof and forwarding all three (3) copies to the Title Company along with the Deposit in accordance with Article II hereof no later than 5:00 p.m. EST on March 9, 1999. If Purchaser has not accepted this Agreement by such date, then this Agreement and the offer represented hereby shall automatically be revoked and shall be of no further force or effect.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 41

         15.12 Confidentiality. Except to the extent disclosure is required by law, Purchaser and Seller agree that all documents and information concerning the Property delivered to Purchaser, the subject matter of this Agreement, the result of Purchaser's inspection and all negotiations will remain confidential. Purchaser and Seller will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants and attorneys engaged by either of the parties, and prospective or existing investors and lenders.

         15.13 Surviving Covenants. Notwithstanding any provisions hereof to the contrary, the provisions of Section 4.4.4 hereof, the second paragraph of
Section 6.2 hereof,  the  provisions  of Article IX hereof,  the  provisions  of
Section 15.12 (Confidentiality) hereof and any other provision which expressly states by its terms that it shall survive Closing or the termination or expiration of this Agreement (collectively, the "SURVIVING COVENANTS") shall survive the Closing and any termination or expiration of this Agreement. In addition, the provisions of Article X shall survive the Closing to the extent provided herein.

         15.14 Real Estate Reporting Person. Seller and Purchaser hereby designate Title Company as the Real Estate Reporting Person for purposes of
Section 6045 of the Internal Revenue Code, and Title Company, by its execution below, hereby accepts such appointment.

         15.15 Independent Contract Consideration. Purchaser tenders to Seller and Seller acknowledges receipt of the sum of One Hundred Dollars ($100.00) as independent and non-refundable contract consideration (the "INDEPENDENT CONSIDERATION") for any options granted in



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 42 this Agreement. The Independent Consideration is in addition to any other deposits made under this Agreement; provided, if this Agreement closes, Purchaser will receive a credit against the Purchase Price in the amount of the Independent Consideration.

         15.16 Exclusive Period. Seller agrees that from the Effective Date of this Agreement until the Closing or any earlier termination of this Agreement for any reason, Seller shall not offer the Property (or any interest therein) for sale or lease to any other party or negotiate, solicit or entertain any offers to purchase or lease the Property (or any interest therein).

         15.17 Approval. Seller's obligation to perform its duties hereunder is contingent upon approval by all required boards and committees in accordance with standard policies and procedures of Seller. Seller will seek such approvals during the period commencing on the Effective Date hereof to and including March 16, 1999, and will notify Purchaser promptly of the decision of such boards and committees. If the transaction is not approved, then Seller may terminate this Agreement by giving notice thereof to Purchaser, whereupon the Deposit shall be returned to Purchaser, and neither party shall have any further rights or duties hereunder except for the Surviving Covenants.

         15.18 Business Day(s). As used in this Agreement, the term "Business Day(s)" shall mean any day other than a Saturday or Sunday or day that commercial banks are closed for business in the State of Oklahoma or the State of Connecticut.




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 43

                            [SIGNATURES ON NEXT PAGE]



                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 44

EXECUTED BY PURCHASER this 8th day of March, 1999.

                    PURCHASER:

                    CASE VENTURES, INC., an Oklahoma corporation


                    By:      /s/ Ben Abney
                             Name:    Ben Abney
                             Its:     Vice President


EXECUTED BY SELLER this _____ day of March, 1999.

                   SELLER:

                   WATERFORD PARTNERSHIP, a Connecticut general partnership

                   By: Connecticut General Realty Investors III Limited Partnership, a Connecticut limited partnership, its managing general partner

                            By: CIGNA Realty Resources, Inc. - Fifth, a Delaware corporation, its sole general partner

                                     By:      /s/ John D. Carey
                                              John D. Carey
                                              President


Receipt of original copies of this Agreement executed by Seller and Purchaser is acknowledged this 8th day of March, 1999.

                            TITLE COMPANY:

                            FRISCO TITLE CORPORATION


                            By:      /s/ M. Jean Little
                                     Name: M. Jean Little
                                     Title: Executive Vice President




                  AFL\WATERFRD\P&SIGMOID.005 (3-5-99) Page 45